SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

VANGUARD BOND INDEX FUNDS

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

STATE OF DELAWARE	SEE BELOW

(STATE OF INCORPORATION OF ORGANIZATION)	(IRS EMPLOYER
IDENTIFICATION NO.)

C/O VANGUARD BOND INDEX FUNDS
P.O. BOX 2600
VALLEY FORGE, PA	19482
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered:	Exchange	I.R.S. Employer
Identification Number

Vanguard Total Bond Market ETF	NYSE Arca, Inc.	23-2383781
Vanguard Short-Term Bond ETF	NYSE Arca, Inc.	23-2742352
Vanguard Intermediate-Term Bond ETF	NYSE Arca, Inc.	23-2742353
Vanguard Long-Term Bond ETF	NYSE Arca, Inc.	23-2742354

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 33-6001

Securities to be registered pursuant to Section 12(g) of the Act: None

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

Reference is made to the Registrant's Post-Effective Amendment Nos. 48 and 50, filed on April 22, 2008, to the Registration Statement on Form N-1A (Securities Act file number 33-6001 and Investment Company Act file number 811-4681, respectively (collectively, the "Registration Statement")), which is incorporated herein by reference.

ITEM 2. EXHIBITS

1.  Registrant's Amended and Restated Agreement and Declaration of Trust, incorporated herein by reference to Exhibit (a) to the Registration Statement.

2. Registrant's By-Laws, incorporated herein by reference to Exhibit (b) to the	Registration Statement.

3. Form of Global Certificate for the Registrant's Securities is filed herewith.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

VANGUARD BOND INDEX FUNDS

DATE: September 15, 2008	By: /s/ Arthur S. Gabinet
Arthur S. Gabinet
Assistant Secretary